Exhibit (a)(1)(C)(viii)

LETTER OF TRANSMITTAL AND CONSENT

THORNBURG MORTGAGE, INC.

Exchange of shares of common stock for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 19, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY THORNBURG MORTGAGE, INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO ACCEPTANCE BY THORNBURG MORTGAGE, INC. OF SUCH PREFERRED STOCK FOR EXCHANGE AFTER THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317

For use by Holders of the 10% Series F Cumulative Convertible Redeemable Preferred Stock (the “Series F Preferred Stock”) of Thornburg Mortgage, Inc. (the “Company”). Delivery of this Letter of Transmittal and Consent to an address other than as set forth above, or transmission of this Letter of Transmittal and Consent via facsimile, will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the option and risk of the Holder. Delivery will be deemed made only when actually received by the Exchange Agent.

The instructions contained within this Letter of Transmittal and Consent should be read carefully before this Letter of Transmittal and Consent is completed.

DESCRIPTION OF SERIES F PREFERRED STOCK TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)(1)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)
	Series F Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series F Preferred Stock Represented by Share Certificate(s)(2)	Number of Shares of Series F Preferred Stock Tendered(3)

Total Shares Tendered

(1)    The names and addresses of the registered Holders of the tendered Series F Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

(2)    Need not be completed by Holders tendering shares by book-entry transfer.

(3)    Unless otherwise indicated, all Series F Preferred Stock represented by Share Certificates delivered to the Exchange Agent will be deemed to have been tendered. The terms of the Exchange Offer and Consent Solicitation require that Holders tender all shares they own, and the Company is entitled to reject partial tenders. See Instruction 5.

☐	Check here if share certificates have been lost or mutilated.

The undersigned hereby acknowledges that he or she has received and read the Offering Circular, dated November 3, 2008 (the “Offering Circular”), of the Company and this Letter of Transmittal and Consent (this “Letter of Transmittal and Consent”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) shares of our common stock (the “Common Stock”) for all of its 8.00% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), and 10% Series F Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock,” and, collectively with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), upon the terms and subject to the conditions specified in the Offering Circular. We are also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock (each, a “Holder” and collectively, the “Holders”) as of the expiration of the Exchange Offer and Consent Solicitation, to amend our charter (the “Charter”), to modify the terms of such series of Preferred Stock. In the case of the Series F Preferred stock, the proposed amendment would (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series F Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not paid or declared and set apart for payment, (iii) eliminate the redemption provisions prohibiting the Company from electing to redeem Series F Preferred Stock before September 7, 2012, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series F Preferred Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (v) eliminate the right to vote together as a single class with holders of common stock on all matters on which the holders of Common Stock are entitled to vote, (vi) eliminate the right of holders of Series F Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series F Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series F Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series F Preferred Stock if the Company is not subject to Exchange Act reporting requirements (as more fully described in the Offering Circular, including Annex A thereto, the “Proposed Amendments”). The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

Holders who desire to tender their shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation and receive Common Stock are required to consent to the Proposed Amendments. The execution and delivery of this Letter of Transmittal and Consent will constitute a Holder’s consent to the Proposed Amendments and will also authorize and direct the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on such Holder’s behalf with respect to all shares of Preferred Stock owned by such Holder. A Holder of shares of Preferred Stock may not tender Preferred Stock in the Exchange Offer and Consent Solicitation without delivering its consent to the Proposed Amendments with respect to all shares of Preferred Stock owned by such Holder.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer and Consent Solicitation, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer and Consent Solicitation is extended. The Company shall notify the Holders of the Preferred Stock of any extension as promptly as practicable with a public announcement thereof.

This Letter of Transmittal and Consent is to be completed by Holders of Preferred Stock (i) if certificates evidencing Preferred Stock (the “Share Certificates”) are to be forwarded herewith or (ii) if delivery of Preferred Stock is to be made by book-entry transfer to the account of American Stock Transfer & Trust Company (the “Exchange Agent”) at The Depository Trust Company or “DTC” (also known as the “book-entry transfer facility”) pursuant to the book-entry transfer procedure described in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting,” and in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program (“ATOP”).

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The undersigned has completed, executed and delivered this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the Exchange Offer and Consent Solicitation. Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal and Consent must be followed.

The Company’s board of directors (the “Board”) has authorized and approved the Exchange Offer and Consent Solicitation. None of the Company’s Board, the officers or employees of the Company, the Information Agent, the Exchange Agent or any of the Company’s financial advisors is making a recommendation to any Holder of Preferred Stock as to whether you should tender shares into the Exchange Offer and Consent Solicitation. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the likely value of the Common Stock you may receive in the Exchange Offer and Consent Solicitation, your liquidity needs, your investment objectives and any other factors you deem relevant.

☐	CHECK HERE IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, the undersigned hereby tenders to the Company the shares of Preferred Stock set forth in the box above entitled “Description of Series F Preferred Stock Tendered”. Subject to, and effective upon, the acceptance for exchange of the Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Preferred Stock as are being tendered hereby.

The undersigned understands that the Company is also soliciting consents from Holders of each series of Preferred Stock to approve the Proposed Amendments. The undersigned understands and agrees that tenders of shares of Preferred Stock in the Exchange Offer and Consent Solicitation will authorize the Exchange Agent to execute and deliver a written consent approving the Proposed Amendments with respect to the shares of Preferred Stock so tendered on the undersigned’s behalf. The undersigned further understands that Holders of shares of Preferred Stock may not tender shares in the Exchange Offer and Consent Solicitation without delivering their authorization to the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on the undersigned’s behalf.

The undersigned understands that in the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the Holder will receive 3 shares of Common Stock; and

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the Holder will receive 3 shares of Common Stock; and

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the Holder will receive 3 shares of Common Stock; and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the Holder will receive 3 shares of Common Stock.

Among other conditions to consummation of the Exchange Offer, Holders of at least 66 2/3% in aggregate liquidation value of each series of Preferred Stock must tender their shares or we will not be obligated to purchase any shares.

Capitalized terms used but not defined herein have the meaning given to them in the Offering Circular.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Stock tendered hereby and to grant the consent and the power of attorney set forth herein, (ii) the undersigned is tendering all but not less than all of the Preferred Stock owned by the undersigned, and (iii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

The undersigned further represents and warrants that the undersigned has read and agrees to all of the terms and conditions of the Exchange Offer and Consent Solicitation. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender and grant of authorization to consent are irrevocable; provided that, the Preferred Stock tendered pursuant to the Exchange Offer and Consent Solicitation may be withdrawn, and as a result, the corresponding consent revoked, at any time prior to acceptance by us of such shares of Preferred Stock for exchange, such acceptance to occur after the expiration of the Exchange Offer and Consent Solicitation, subject to the withdrawal rights and procedures set forth in the Offering Circular. The undersigned understands that, if the Company receives the requisite approvals of the Proposed Amendments from any series of Preferred Stock, the Company intends to execute and file Articles of Amendment promptly following the Expiration Date, if a sufficient number of shares of each series of Preferred Stock have been tendered and accepted in the Exchange Offer and Consent Solicitation, and that, once effective, such amendments will be binding upon each Holder of such series of Preferred Stock whether or not such Holder consents.

Subject to, and effective upon, the acceptance for exchange of all of the Preferred Stock tendered by this Letter of Transmittal and Consent in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation (and authorizations to consent thereby delivered), the undersigned hereby tenders, sells, assigns and transfers to or upon the order of the Company, all right, title and interest in and to the shares of Preferred Stock tendered by this Letter of Transmittal and Consent, and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the shares of Preferred Stock. The undersigned hereby consents to and approves the Proposed Amendments, as described in the Offering Circular, acknowledges receipt of the Offering Circular, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact, with full power and authority in its name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as the undersigned’s true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on behalf of the undersigned, (5) make, execute, sign, acknowledge, verify, swear to and deliver on behalf of the undersigned any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as the undersigned might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if we do not accept for exchange shares of Preferred Stock that a Holder has tendered. That the foregoing power of attorney shall terminate upon execution by the Exchange Agent of an instrument of termination that specifies in writing that the foregoing power of attorney, as applicable, is terminated.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete (i) the sale, assignment and transfer of the Preferred Stock tendered hereby and (ii) the delivery of authorization to the Exchange Agent to execute and deliver a written consent in the Exchange Offer and Consent Solicitation on behalf of the undersigned. All authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn (and the related consent and grant of power of attorney to the Exchange Agent revoked) only in accordance with the procedures set forth in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please issue the Common Stock and return any Preferred Stock not accepted for exchange in the name(s) of the registered Holder(s) appearing above under the above “Description Series F Preferred Stock Tendered” box. Similarly, unless otherwise indicated under “Special Delivery Instructions” herein, please mail the Common Stock and return any Preferred Stock not accepted for exchange or payment (and any accompanying documents, as appropriate) to the addresses of the registered Holder(s) appearing under the above “Description of Series F Preferred Stock Tendered” box. In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, please issue the Common Stock, and issue the Preferred Stock not so accepted, in the name of, and deliver the Preferred Stock, to the person or persons so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the “Special Issuance Instructions,” to transfer any Preferred Stock from the name of the registered Holder thereof if the Company does not accept for exchange any of the Preferred Stock so tendered.

THE UNDERSIGNED, BY COMPLETING THE ABOVE “DESCRIPTION OF SERIES F PREFERRED STOCK TENDERED” BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR DESIGNATED SHARES OF PREFERRED STOCK AS SET FORTH IN SUCH BOX ABOVE.

BY TENDERING SHARES OF PREFERRED STOCK IN THE EXCHANGE OFFER AND CONSENT SOLICITATION, THE UNDERSIGNED ALSO CONSENTS TO AND APPROVES THE PROPOSED AMENDMENTS, AS SET FORTH IN THE OFFERING CIRCULAR, AND AUTHORIZES THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THE UNDERSIGNED’S BEHALF WITH RESPECT TO THE SHARES OF PREFERRED STOCK TENDERED. HOLDERS OF SHARES OF PREFERRED STOCK MAY NOT TENDER SHARES IN THE EXCHANGE OFFER AND CONSENT SOLICITATION WITHOUT AUTHORIZING THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THEIR BEHALF.

COMPLETE THE FOLLOWING TWO BOXES ONLY IF APPLICABLE

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if the Common Stock is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series F Preferred Stock Tendered” within this Letter of Transmittal and Consent.

Issue the Common Stock to:

Name:
(Please Print)

Address:
(Include Zip Code) (Taxpayer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if certificates for shares of Series F Preferred Stock not tendered or not accepted for exchange are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series F Preferred Stock Tendered” within this Letter of Transmittal and Consent.

Deliver the Preferred Stock to:

Name:
(Please Print)

Address:
(Include Zip Code) (Taxpayer Identification or Social Security Number)

IMPORTANT

PLEASE SIGN HERE

(Complete the accompanying Substitute Form W-9)

This Letter of Transmittal and Consent must be signed by the Holder(s) of the shares of Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such shares of Preferred Stock or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the shares of Preferred Stock or by person(s) authorized to become Holder(s) by endorsements on certificates for such shares of Preferred Stock or by stock powers transmitted with this Letter of Transmittal and Consent. Endorsements on shares of Preferred Stock and signatures on stock powers by Holders(s) not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Exchange Agent of such person’s authority to so act. See Instruction 6.

Signature(s) of Holders

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED; SEE INSTRUCTION 1)

Name of Firm

Address

Authorized Signature

Name

Area Code and Telephone Number

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER AND CONSENT SOLICITATION

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal and Consent must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an “Eligible Institution”). Signatures on this Letter of Transmittal and Consent need not be guaranteed if (a) this Letter of Transmittal and Consent is signed by the Holder(s) of record of the shares of Preferred Stock tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, and the Common Stock are to be issued, or any shares of Preferred Stock not accepted for exchange are to be issued, directly to such Holder(s), or, if signed by a participant in DTC, any shares of Preferred Stock not accepted for exchange are to be credited to such participant’s account at DTC, and neither has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal and Consent, or (b) such shares of Preferred Stock are tendered for the account of an Eligible Institution. See Instruction 6.

2. Delivery of this Letter of Transmittal and Consent and Certificates for Preferred Stock or Book-Entry Confirmations. This Letter of Transmittal and Consent is to be used by each Holder of the Preferred Stock if (a) Share Certificates of Preferred Stock are to be physically delivered to the Exchange Agent herewith by such Holder or (b) delivery of Preferred Stock is to be made by book entry transfer, and, in each case, instructions are not being transmitted through the DTC ATOP. For a tender of paper Share Certificates to be considered validly tendered, the Exchange Agent must receive any required documents at its address indicated on the cover page of this Transmittal Letter and Consent prior to the Expiration Date. The tender by a Holder that is not withdrawn prior to acceptance by the Company of such Preferred Stock for exchange after the Expiration Date will constitute a binding agreement between the Holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer and Consent Solicitation.

Holders of Preferred Stock who are tendering by book-entry transfer to the Exchange Agent’s account at DTC may tender Preferred Stock through the DTC ATOP, for which the Exchange Offer and Consent Solicitation will be eligible. DTC ATOP instructions should include the name and taxpayer identification number of any beneficial owner tendering 1,000 or more shares. DTC will then send an Agent’s Message to the Exchange Agent. The term “Agent’s Message” means a message transmitted by DTC, received by the Company and forming part of the book-entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering shares and submitting authorizations to consent to the Proposed Amendments with respect to the Preferred Stock that is the subject of such book-entry confirmation; (ii) such participant has received and agrees to be bound by the terms of the Exchange Offer and Consent Solicitation for the Preferred Stock being tendered; and (iii) the agreement may be enforced against such participant. Accordingly, this Letter of Transmittal and Consent need not be completed by a Holder tendering through ATOP. However, the Holder will be bound by the terms of the Exchange Offer and Consent Solicitation. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If the Holder beneficially owns shares of Preferred Stock that are held through a bank, broker or other nominee and the Holder wishes to tender those shares of Preferred Stock and deliver the Holder’s consent, the Holder should contact the nominee promptly and instruct it to tender the Holder’s shares of Preferred Stock on the Holder’s behalf.

Holders desiring to tender Preferred Stock prior to the Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC prior to such date. The method of delivery of Preferred Stock certificates and all other required documents is at the Holder’s own option and risk, and the delivery will be deemed made only when actually received by the

Exchange Agent. Likewise, tenders via the DTC ATOP system shall be deemed made only when timely confirmed by DTC. In all cases, the Holder should allow sufficient time to ensure timely processing of the Holder’s tender.

The method of delivery of share certificates, the letters of transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Consenting in the Exchange Offer and Consent Solicitation. By tendering your shares of Preferred Stock in accordance with the procedures described in the Offering Circular and the Letter of Transmittal and Consent, you also consent to and approve the Proposed Amendments, as set forth in the Offering Circular, acknowledge receipt of the Offering Circular and revoke any proxy heretofore given with respect to the Proposed Amendments. You irrevocably constitute and appoint the Exchange Agent as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on your behalf, (5) make, execute, sign, acknowledge, verify, swear to and deliver on your behalf any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as you might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if the Company does not accept for exchange shares of Preferred Stock that a Holder has tendered.

4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer and Consent Solicitation must give written notice of withdrawal. A Holder may validly withdraw shares of Preferred Stock that the Holder tenders (and revoke the related consent and power of attorney) at any time prior to acceptance by us of such shares of Preferred Stock for exchange, such acceptance to occur after the expiration of the Exchange Offer and Consent Solicitation.

If a Holder holds the shares of Preferred Stock in book-entry form, a withdrawal of shares of Preferred Stock (and a revocation of the related authorization to consent) will be effective if the Holder complies with the appropriate procedures of DTC’s ATOP prior to acceptance by the Company of such shares of Preferred Stock for exchange, such acceptance to occur after the expiration of the Exchange Offer and Consent Solicitation. Any notice of withdrawal must identify the beneficial owner of the shares of Preferred Stock to be withdrawn, including the beneficial owner’s name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC. If the Holder’s paper Share Certificates are registered in the Holder’s name, to withdraw the Holder’s shares from the Exchange Offer and Consent Solicitation and revoke the related consent and power of attorney, the Holder must deliver a written notice of withdrawal to the Exchange Agent at the appropriate address specified on the front cover of this Letter of Transmittal and Consent prior to acceptance by the Company of such shares of Preferred Stock for exchange, such acceptance to occur after the expiration of the Exchange Offer and Consent Solicitation. The Holder’s notice of withdrawal must comply with the requirements set forth in the Exchange Offer and Consent Solicitation.

Any shares of Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and Consent Solicitation and no exchange consideration will be issued in exchange unless the shares of Preferred Stock so withdrawn are validly re-tendered.

5. No Partial Tenders Accepted. If fewer than all the shares represented by any certificate of Preferred Stock delivered to the Exchange Agent are to be tendered or if fewer than all of the shares of Preferred Stock owned by a Holder are tendered, the Company will be entitled to reject in its entirety any tender made by such Holder. All Preferred Stock represented by certificates delivered to the Exchange Agent will be deemed to have been tendered.

6. Signatures on this Letter of Transmittal and Consent; Stock Powers and Endorsements. If this Letter of Transmittal and Consent is signed by the registered Holder(s) of the shares of Preferred Stock referred to in this Letter of Transmittal and Consent, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates without alteration, enlargement or any change whatsoever. If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown as the owner of the shares of Preferred Stock tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the shares of Preferred Stock.

If any of the shares of Preferred Stock tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal and Consent.

If any of the shares of Preferred Stock tendered are registered in different names or different Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittals and Consents as there are different registrations or Share Certificates.

If this Letter of Transmittal and Consent is signed by the Holder, and the Share Certificates for any number of shares of Preferred Stock not accepted for exchange are to be issued, or if any shares of Preferred Stock that are not accepted for exchange is to be reissued or returned to, or, if tendered by book-entry transfer, credited to the account at DTC of the Holder, and Common Stock issued in connection with the Exchange Offer and Consent Solicitation are to be issued to the order of the Holder, then the Holder need not endorse any Share Certificates for tendered shares of Preferred Stock, nor provide a separate stock power. In any other case, the Holder must either properly endorse the Share Certificates for shares of Preferred Stock tendered or transmit a separate properly completed stock power with this Letter of Transmittal and Consent, in either case, executed exactly as the name(s) of the Holder(s) appear(s) on such shares of Preferred Stock, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, exactly as the name(s) of the participant(s) appear(s) on such security position listing, with the signature on the endorsement or stock power guaranteed by an Eligible Institution, unless such certificates or stock powers are executed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal and Consent is signed by a person other than the registered Holder(s) of the Preferred Stock tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered Holder(s) appear(s) on the certificates for such Preferred Stock. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If either the Letter of Transmittal and Consent or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Exchange Agent of the authority of such persons to act must be submitted.

Endorsements on Share Certificates for Preferred Stock and signatures on stock powers provided in accordance with this Instruction 6 by Holders not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. See Instruction 1.

7. Special Issuance and Special Delivery Instructions. Tendering Holders (or participants in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock) should indicate in the applicable box or boxes the name and address to which the Common Stock or shares of Preferred Stock not accepted for exchange in the Exchange Offer and Consent Solicitation are to be issued or sent (or are to be credited with respect to such participants in DTC), if different from the name and address of the Holder signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, the shares of Preferred Stock not accepted for exchange will be returned to the Holder of the shares of Preferred Stock tendered.

8. Transfer Taxes. The Company will pay all transfer taxes applicable to the exchange and transfer of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, however, if the exchange is to be made to a person other than the person in whose name the surrendered Share Certificate formerly evidencing the shares of Preferred Stock is registered on the stock transfer books of the Company, then the Share Certificate so surrendered must be endorsed properly or otherwise be in proper form for transfer and the person requesting such exchange must have paid all transfer and other taxes required by reason of the exchange to a person other than the registered Holder of the Share Certificate surrendered, or shall have established to the satisfaction of the Company that such taxes either have been paid or are not applicable.

Additionally, if the Holder owns the shares of Preferred Stock through a broker or other nominee, and the broker tenders the shares on the Holder’s behalf, the broker may charge the Holder a fee for doing so. The Holder should consult the Holder’s broker or nominee to determine whether any charges will apply.

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance and additional copies of the Offering Circular and this Letter of Transmittal and Consent should be directed to the Information Agent at Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038. Any questions relating to the tender of physical Share Certificates should be directed to the Exchange Agent at the address and telephone number listed on the front cover of this Letter of Transmittal and Consent.

10. Irregularities. All questions as to the form of documents and the validity, eligibility (including the time of receipt), acceptance for exchange of any tender of shares of Preferred Stock and any withdrawals of the shares of Preferred Stock will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of shares of Preferred Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of any shares of Preferred Stock. No tender of shares of Preferred Stock will be deemed to have been made until all defects and irregularities in the tender of such shares have been cured or waived. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defect or irregularity in tenders of shares of Preferred Stock, nor shall any of them incur any liability for failure to give any such notice. The Company’s interpretation of the terms of conditions of the Exchange Offer and Consent Solicitation will be final and binding.

11. Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Exchange Offer and Consent Solicitation.

12. Inadequate Space. If the space provided in the above “Description of Series F Preferred Stock Tendered” box is inadequate, the number of shares of Preferred Stock and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal and Consent.

13. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Preferred Stock have been lost, stolen or destroyed, please call the Company’s transfer agent, American Stock Transfer & Trust

Company (the “Transfer Agent”), at 1-877-248-6417. The Holder may need to complete an Affidavit of Loss with respect to the lost certificate(s) (which will be provided by the Transfer Agent) and payment of an indemnity bond premium fee may be required.

14. Substitute Form W-9. Under U.S. federal income tax laws, the Exchange Agent will be required to withhold a portion of the amount of any payments made to certain Holders pursuant to the Exchange Offer and Consent Solicitation unless each tendering Holder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, must provide the Exchange Agent (as payor) with such Holder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such Holder or payee is not subject to such backup withholding by completing the attached Substitute Form W-9. Certain Holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides proper certificate exempting such holder from backup withholding. A tendering Holder who is a foreign individual, or a foreign entity should complete, sign, and submit to the Exchange Agent the appropriate Form W-8 to prevent backup withholding on the exchange. A Form W-8BEN may be obtained from the Depositary or downloaded from Internal Revenue Service’s website at the following address: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf.

All tendering Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. For further information concerning backup withholding see the “IMPORTANT TAX INFORMATION” section below.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares of Preferred Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the Exchange Offer and Consent Solicitation. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY EXCHANGE MADE TO YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW AND THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a Holder that is a United States person (a “United States Holder”) whose tendered shares of Preferred Stock are accepted for exchange is required by law to provide the Exchange Agent (as payor) with such Holder’s correct TIN on Substitute Form W-9 below. If such Holder is an individual, the TIN is such Holder’s social security number. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and any gross proceeds received pursuant to the Exchange Offer and Consent Solicitation may be subject to backup withholding.

If backup withholding applies, the Exchange Agent is required to withhold 28% of the amount of gross proceeds received by the Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is furnished to the IRS.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a United States Holder with respect to the gross proceeds received pursuant to the Exchange Offer and Consent Solicitation, the Holder is required to notify the Exchange Agent of such Holder’s correct TIN by completing the form below certifying, under penalties of perjury, (i) that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), (ii) that such Holder is not subject to backup withholding because (a) such Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such Holder that such Holder is no longer subject to backup withholding or (c) such Holder is exempt from backup withholding, and (iii) that such Holder is a U.S. person.

What Number to Give the Exchange Agent

United States Holders are required to give the Exchange Agent the social security number or employer identification number of the record holder of the shares of Preferred Stock tendered hereby. If the shares of Preferred Stock are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the Holder should check the “Awaiting TIN” box in Part II, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number below. Notwithstanding that the “Awaiting TIN” box is checked in Part II and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% of the gross proceeds received by such Holder until a TIN is provided to the Exchange Agent. Such amounts will be refunded to such surrendering Holder if a TIN is provided to the Exchange Agent within 60 days.

Substitute Form W-9—Thornburg Mortgage, Inc.

PAYOR’S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY

Substitute Form W-9	Name:

Address:
(Number and Street)

Department of the Treasury Internal Revenue Service
(City)(State)(Zip Code)

Check appropriate box:

☐ Individual/Sole Proprietor	☐ Corporation	☐ Exempt from Backup Withholding
☐ Partnership	☐ Other (specify)

Request for Taxpayer Identification Number (TIN) and Certification	Part I—Please provide your taxpayer or employee identification number in the space at right. If awaiting TIN, write “Applied For.” Part II—Awaiting TIN ☐	SSN or EIN:

Part III—Certification. Under penalty of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a United States person (including a United States resident alien).

Certification Instruction—You must cross out item (2) in Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Sign Here	Signature:

Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY PROCEEDS RECEIVED BY YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable gross proceeds received by me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offering Circular and the Letter of Transmittal and Consent may be obtained from the Information Agent at the address and telephone numbers set forth below. Holders of Preferred Stock may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer and Consent Solicitation.

The Information Agent for the Exchange Offer and Consent Solicitation is:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038